                                                                       EXHIBIT 1
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                           JOINT ACQUISITION STATEMENT
                            PURSUANT TO RULE 13d-1(k)
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     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

Dated: January 31, 2002


/s/ Peter M. Faulkner                    RUMPERE CAPITAL TRADING PARTNERS, LTD.
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Peter Faulkner
                                         By: /s/ Peter M. Faulkner
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                                            Name:  Peter M. Faulkner
                                            Title: Portfolio Manager


/s/ Ashley Thacher                       PETER FAULKNER UGMA CLIFFORD DANTES
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Ashley Thacher
                                         By: /s/ Peter M. Faulkner
                                            ------------------------------------
                                            Name:  Peter M. Faulkner
                                            Title: Custodian